Exhibit 10.7

AMENDMENT NO. 4 to OEM PURCHASE AGREEMENT

This Amendment No. 4 to OEM Purchase Agreement dated September 27, 2001 (“Original Agreement”) as amended October 18, 2002 (“Amendment No. 1”), June 27, 2007 (“Amendment No. 2”) and June 27, 2010 (“Amendment No. 3”) by and between NVE Corporation and Agilent Technologies, Inc. and subsequently assigned to Avago Technologies, Inc., is executed by and between NVE and Avago Technologies Trading Ltd. and is made effective as of June 27, 2013.

1. Term extension.
Section 1.3 of the Original Agreement is hereby amended in its entirety to read as follows:

This Agreement will commence as of the Effective Date and continue until June 27, 2016 unless terminated earlier under the terms of this Agreement. This Agreement may be terminated at the end of the initial Term or at the end of any subsequent renewal period if one party provides the other at least 60 days prior notice of its intent to terminate. Those provisions of this Agreement that logically would survive any termination or expiration of this Agreement shall survive such termination or expiration.

2. Assignment.
All rights, licenses, privileges, and obligations of Agilent Technologies, Inc., Avago Technologies, Inc., and their subsidiaries under the Original Agreement, Amendment No. 1, Amendment No. 2 and Amendment No. 3 are hereby assigned to Avago Technologies Trading Ltd. The assignee warrants that it has full right and authority to make such assignments.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 through the signatures of their duly authorized representatives.

Avago Technologies Trading Ltd. By: /s/ GARY TAY Printed Name: GARY TAY THIAM SIEW Title: DIRECTOR OF ENGINEERING	NVE Corporation By: /s/ CURT A. REYNDERS Printed Name: Curt A. Reynders Title: CFO